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   As filed with the Securities and Exchange Commission on January 27, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       NATIONAL AUTO FINANCE COMPANY, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                   65-0688619
(State of incorporation or organization)       (IRS Employer Identification No.)

    621 N.W. 53rd Street, Suite 200
         Boca Raton, Florida                                 33487
(Address of principal executive offices)                   (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]

Securities to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

                                      None

Securities to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934:

         Title of Each Class         Name of Each Exchange on Which
         to be so Registered         Each Class is to be Registered
         -------------------         ------------------------------
            Common Stock,                 Nasdaq National Market
           $0.01 par value

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Item 1. Description of Registrant's Securities to be Registered.

     The description of the Registrant's Common Stock included under the caption "Description of Capital Stock -- Common Stock" set forth in the Prospectus contained in the Registration Statement on Form S-1 of the Registrant (Registration No. 333-13667), filed with the Securities and Exchange Commission (the "Commission") on October 8, 1996 (the "Original Filing"), Amendments No. 1 and No. 2 to the Registration Statement of Form S-1 of the Registrant, filed with the Commission on November 25, 1996 and January 9, 1997, respectively, as further amended from time to time, are incorporated herein by reference.

Item 2. Exhibits.

     I - 1  -  Certificate of Incorporation of the Registrant (included as
               Exhibit 3.1 to the Original Filing).

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 27, 1997
                                        NATIONAL AUTO FINANCE COMPANY, INC.

                                        By: /s/ Keith B. Stein
                                            Keith B. Stein
                                            Vice Chairman

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